Exhibit 15

Letter re: Unaudited Interim Financial Information

FMC Corporation

Philadelphia, Pennsylvania

Re: Registration Statements on Form S-3 (No. 333-59543) and Form S-8 (Nos. 33-10661, 33-7749, 33-41745, 33-48984, 333-18383, 333-24039, 333-62683, 333-69805, 333-69714 and 333-111546).

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 5, 2004 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Philadelphia, Pennsylvania

May 5, 2005